EXHIBIT 99.1

Investor Contact:	Press Contact:
Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	enash@stamps.com

STAMPS.COM ANNOUNCES RECORD SECOND QUARTER 2015 RESULTS

Revenue up 41%; Non-GAAP EPS up 76% to $0.97

El Segundo, CA – August 6, 2015 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions, today announced results for the second quarter ended June 30, 2015.
Highlights for the second quarter:

•	Core Mailing and Shipping revenue, which includes the ShipStation and ShipWorks subsidiaries, was $46.8 million, up 45% compared to the second quarter of 2014.

•	Total revenue was $48.4 million, up 41% compared to the second quarter of 2014.

•	On a non-GAAP basis, net income was $16.8 million and net income per fully-diluted share was $0.97.

•	Non-GAAP results exclude $3.4 million of stock-based compensation expense, $0.7 million of intangible amortization expense, $4.2 million of non-recurring expenses, $13.6 million of contingent consideration charges, a $10.0 million litigation settlement expense and a $4.8 million non-cash income tax benefit.

"We are pleased with our continued strong revenue and earnings growth this quarter,” said Ken McBride, Stamps.com's chairman and CEO.  “We achieved record performance across multiple financial and customer metrics including total revenue, core mailing and shipping revenue, non-GAAP earnings per share, paid customers and average revenue per paid customer. In addition, we saw continued growth across all of our business segments and we experienced positive contributions from our ShipStation and ShipWorks subsidiaries.  We remain excited about our future prospects which led us to increase our guidance for 2015.”

Second Quarter 2015 Detailed Results

Core Mailing and Shipping revenue, including the small business, enterprise and high volume shipping customer segments, and excluding the enhanced promotion and PhotoStamps revenue, was $46.8 million, up 45% versus the second quarter of 2014.  Non-core PhotoStamps revenue and non-core Mailing and Shipping revenue from the enhanced promotion channel, which includes online programs where additional promotions are provided directly by marketing partners, was $1.1 million and $0.4 million, respectively, and was down 21% and 19%, respectively, versus the second quarter of 2014 as the Company continued to minimize its investment in both areas. Mailing and Shipping gross margin was 80.8%, PhotoStamps gross margin was 17.8% and total gross margin was 79.5%.

On a GAAP basis, the Company recorded a net loss for the second quarter of $10.4 million. On a per share basis, total second quarter 2015 GAAP net loss was $0.64 based on 16.4 million shares outstanding. Second quarter 2015 GAAP net income was reduced by $3.4 million of non-cash stock-based compensation expense, $0.7 million of non-cash intangible amortization expense, $4.2 million of non-recurring expenses including those related to the regulatory review process of the proposed acquisition of Endicia, $13.6 million of non-cash contingent consideration charges, $10.0 million for a non-recurring litigation settlement expense and was increased by a $4.8 million non-cash income tax benefit resulting from the GAAP net loss. The $10.0 million litigation settlement was a non-recurring expense that resulted from a settlement with Express One that resolved all disputes between the parties. The contingent consideration charge resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during the second quarter.

GAAP net loss per share was calculated using basic shares outstanding in accordance with ASC 260 which excludes the impact of common stock equivalents that would have an anti-dilutive effect on GAAP net loss per share. Non-GAAP net income per share was calculated using fully diluted shares outstanding, which includes the impact of common stock equivalents, due to the second quarter Non-GAAP net income.

Non-GAAP and GAAP amounts are reconciled in the following table:

Second Quarter Fiscal 2015 All amounts in millions except per share or margin data:	Non-GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Non-Recurring Expenses	Contingent Consideration Charge	Litigation Settlement Expense	Income Tax Benefit	GAAP Amounts

Cost of Revenues	$9.74	$0.20	$-	$-	$-	$-	$-	$9.94
Research & Development	4.06	0.62	-	-	-	-	-	4.68
Sales & Marketing	11.68	0.85	-	-	-	-	-	12.54
General & Administrative	6.08	1.73	0.71	4.24	-	-	-	12.76
Contingent Consideration Charge	-	-	-	-	13.60	-	-	13.60
Litigation Settlement	-	-	-	-	-	10.00	-	10.00
Total Expenses	31.56	3.40	0.71	4.24	13.60	10.00	-	63.51

Gross Margin	79.9%	(0.4%)	--	--	--	--	--	79.5%

Income (Loss) from Operations	16.80	(3.40)	(0.71)	(4.24)	(13.60)	(10.00)	-	(15.15)

Operating Margin	34.7%	(7.0%)	(1.5%)	(8.8%)	(28.1%)	(20.7%)	-	(31.3%)

Interest and Other Income	(0.01)	-	-	-	-	-	-	(0.01)
Pre-Tax Income (Loss)	16.79	(3.40)	(0.71)	(4.24)	(13.60)	(10.00)	-	(15.17)

Benefit (Expense) for Income Taxes	(0.02)	-	-	-	-	-	4.75	4.74

Net Income (Loss)	16.77	(3.40)	(0.71)	(4.24)	(13.60)	(10.00)	4.75	(10.43)

On a diluted per share basis	$0.97	$(0.21)	$(0.04)	$(0.26)	$(0.83)	$(0.61)	$0.29	$(0.64)

Shares used in per share calculation	17.30	16.40	16.40	16.40	16.40	16.40	16.40	16.40 *

* Common equivalent shares are excluded from the GAAP diluted earnings per share calculation as their effect is anti-dillutive

Excluding the stock-based compensation expense, intangible amortization expense, non-recurring expenses, contingent consideration charges, non-recurring litigation settlement expense and non-cash income tax benefit, second quarter 2015 non-GAAP operating income was $16.8 million and non-GAAP net income was $16.8 million or $0.97 per share based on 17.3 million fully-diluted shares outstanding. This compares to second quarter 2014 non-GAAP operating income of $9.1 million and non-GAAP net income of $9.0 million or $0.55 per share based on fully-diluted shares outstanding of 16.4 million. Therefore, second quarter non-GAAP operating income, non-GAAP net income, and non-GAAP fully-diluted earnings per share increased by 85%, 86% and 76% year-over-year, respectively.

Taxes, NOL Update and Share Repurchase

The Company has an approximately $60 million Deferred Tax Asset on the balance sheet as of June 30, 2015.  During the second quarter of 2015, the Company reported GAAP taxes that included a non-cash income tax benefit of $4.8 million due to its second quarter GAAP net loss position. The Company will continue to use its net operating losses and other tax credits and thus expects to pay alternative minimum cash taxes for the remainder of 2015 consistent with prior years.

The Company has significant tax net operating losses (“NOL”) which could potentially be impaired by shifts in ownership under Section 382 of the Internal Revenue Code. As part of its ongoing program to preserve future use of its NOL asset, the Company requests that any shareholder contemplating becoming a 5% shareholder contact the Company before doing so.

During the second quarter of 2015, the Company did not repurchase any shares. The Company’s current repurchase plan remains in effect through November 2015 with a remaining authorization of one million shares.

Business Outlook

For 2015, the Company currently estimates revenue to be in a range of $170 to $190 million; this compares to previous guidance of $165 to $185 million.  Non-GAAP net income per fully-diluted share is currently expected to be in a range of $3.10 to $3.50; this compares to previous guidance of $2.55 to $2.95 per fully-diluted share. Non-GAAP net income per fully-diluted share excludes non-cash stock-based compensation expenses which are estimated to be approximately $16 million; non-cash amortization of acquired intangibles which is estimated to be approximately $3 million; non-cash changes in contingent consideration charges; non-cash tax expenses or benefits; and other non-recurring items.

Company Customer Metrics and Conference Call

A complete set of the quarterly customer metrics for the past nine fiscal years and current year-to-date is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, ShipStation and ShipWorks

Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com’s service enables customers to print U.S. Postal Service-approved postage with just a computer, printer and Internet Connection, right from their homes or offices.  The Company has been the leader in transforming the world of mailing and shipping for small business owners, e-commerce sellers, high volume shippers and enterprise organizations alike. The Company currently has PC Postage partnerships with Avery, Microsoft, HP, the U.S. Postal Service and others.  Stamps.com was named to Forbes magazine's "America's Best Small Companies" list in both 2013 and 2014.

ShipStation is the leading web-based shipping solution that helps eCommerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any eCommerce web-based solution with approximately 75 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to approximately 65 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders, quickly and efficiently.

About Non-GAAP Measures and Share Repurchase Timing

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP gross margin and non-GAAP operating margin. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the financial tables of this earnings release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude items such as stock-based compensation, asset write-offs, one-time expenses such as those associated with the relocation of its corporate headquarters, dividend-related compensation expense, litigation settlements, amortization expense of acquired intangibles, acquisition and integration related corporate development expenses, contingent consideration charges and non-cash income tax adjustments, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of the Company’s financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Note that the Company does not believe that a quantitative reconciliation to GAAP net income in its 2015 business outlook is reasonably available because of the difficulty of predicting such matters as the change in contingent consideration charge which could be a material expense or gain that could result in a significantly different GAAP amount.

The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about anticipated results that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, ShipStation, ShipWorks and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data: unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
Revenues:
Service	$40,378	$26,921	$76,027	$52,564
Product	4,270	3,955	9,013	8,568
Insurance	2,631	2,047	5,293	4,040
PhotoStamps	1,072	1,359	2,061	2,408
Other	9	2	18	2
Total revenues	48,360	34,284	92,412	67,582
Cost of revenues:
Service	6,695	4,449	12,966	8,818
Product	1,435	1,292	3,036	2,834
Insurance	927	717	1,850	1,405
PhotoStamps	881	1,158	1,711	2,004
Total cost of revenues	9,938	7,616	19,563	15,061
Gross profit	38,422	26,668	72,849	52,521
Operating expenses:
Sales and marketing	12,536	10,663	26,557	22,033
Research and development	4,680	3,036	8,962	5,952
General and administrative	12,763	5,350	20,534	9,547
Contingent consideration charge	13,595	-	24,107	-
Litigation settlement	10,000	-	10,000	-
Total operating expenses	53,574	19,049	90,160	37,532
(Loss) income from operations	(15,152)	7,619	(17,311)	14,989

Interest and other (loss) income, net	(14)	89	55	225
(Loss) income before income taxes	(15,166)	7,708	(17,256)	15,214
Income tax benefit	(4,735)	(3,466)	(5,855)	(3,294)
Net (loss) income	$(10,431)	$11,174	$(11,401)	$18,508
Net (loss) income per share:
Basic	$(0.64)	$0.70	$(0.70)	$1.15
Diluted	$(0.64)	$0.68	$(0.70)	$1.12
Weighted average shares outstanding:
Basic	16,402	15,993	16,280	16,107
Diluted	16,402 *	16,378	16,280 *	16,521

* Common equivalent shares are excluded from the diluted earnings per share calculation as their effect is anti-dillutive

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2015	December 31, 2014

ASSETS
Cash and investments	$90,570	$57,630
Accounts receivable	14,654	12,325
Other current assets	6,356	6,071
Property and equipment, net	29,745	30,427
Goodwill and intangible assets, net	84,846	86,463
Deferred tax	60,272	53,816
Other assets	8,770	7,999
Total assets	$295,213	$254,731

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$38,097	$22,521
Deferred revenue	2,241	2,164
Contingent consideration	40,398	25,015
Total liabilities	80,736	49,700

Stockholders' equity:
Common stock	52	51
Additional paid-in capital	698,935	678,075
Treasury Stock	(172,410)	(172,410)
Accumulated deficit	(312,147)	(300,746)
Accumulated other comprehensive income	47	61
Total stockholders' equity	214,477	205,031
Total liabilities and stockholders' equity	$295,213	$254,731